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                                    BYLAWS OF
                            THE BANK OF GREENE COUNTY


                           ARTICLE I. PRINCIPAL OFFICE

         The principal office of The Bank of Greene County ("Savings Bank") is 425 Main & Church Streets, Catskill, New York 12414.

                            ARTICLE II. SHAREHOLDERS

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Savings Bank or at such other place in the State of New York in which the principal place of business of the Savings Bank is located as the Board of Directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Savings Bank for the election of Directors and for the transaction of any other business of the Savings Bank shall be held annually [within the last four months of each calendar year.]

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the New York Banking Law and the regulations of the New York State Banking Department ("NYSBD") or other applicable law, may be called at any time by the Chairman of the Board of Directors (as set forth in Article V, Section 2, hereinafter referred to as the "Chairman of the Board") or by a majority of the Whole Board of Directors. The term "Whole Board of Directors" shall mean the total number of Directors which the Savings Bank would have if there were no vacancies.

         Section 4. Conduct of Meetings. The Chairman of the Board shall preside at all meetings and in his or her absence, the President or a person designated by a majority of the Board shall preside at all meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion.

         Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose(s) for which the meeting is called and the person by or at whose direction the meeting is being called, shall be delivered not fewer than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary, or the Board of Directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Savings Bank as of the record date for the meeting with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for thirty

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(30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken. Notice of any annual or special meeting of shareholders may be waived by unanimous consent of all shareholders.

         Section 6. Quorum. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The existence of a quorum at any meeting, or the existence of a duly organized meeting at which enough shareholders have withdrawn from such meeting to constitute less than a quorum, however, shall not serve to amend, alter or modify any provisions in the Savings Bank's Restated Organization Certificate or these Bylaws which require the vote of more than a majority of the outstanding shares entitled to vote at a duly organized meeting.

         Section 7. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Whole Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except as otherwise provided herein.

         Section 8. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Savings Bank to the contrary, at any meeting of the shareholders of the Savings Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares

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held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Savings Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 10. Cumulative Voting. Shareholders shall not be entitled to cumulate their votes for election of Directors.

         Section 11. Written Consent of Shareholders. Any action required or permitted to be taken at an annual or special meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 1. General Powers. The entire management and control of the affairs of the Savings Bank shall be vested in the Board of Directors. No person shall be eligible for initial election as a Director who is seventy (70) years of age or more (except for any director who was a director of the Savings Bank as of the date of the effectiveness of the conversion of the Savings Bank from the mutual to the stock form of organization and the reorganization of the Savings Bank into the mutual holding company structure). The office of a director shall become vacant on the last day of the month in which such director reaches his or her seventieth fifth (75th) birthday. As used in these Bylaws, the phrase "all of the Directors" shall mean the total number of Directors the Savings Bank would have if there were no vacancies on the Board of Directors.

         Section 2. Number and Term. The number of Directors constituting the entire Board shall not be less than seven (7) nor more than twenty (20), as determined from time to time by resolution of the Board. The Board of Directors shall be divided into three classes as nearly equal in number as is possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         Section 3. Chairman of the Board. At its annual meeting the Board of Directors shall elect from among its members a Chairman of the Board. The Chairman of the Board shall preside at all

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meetings of the Board of Directors and shall perform all such other duties as the Board of Directors may from time to time prescribe.

         Section 4. Regular Meetings. Regular Board meetings will be held on the third Tuesday of each month. If any third Tuesday falls on a legal holiday, that month's meeting will be held on the next business day after the holiday. The Board may decide to hold any monthly meeting on a day other than the third Tuesday of the month. The annual Board meeting will be held each year on the third Tuesday in October unless another time is set by the Board.

         Section 5. Special Meetings. The President of the Bank may call a special meeting. If the President is absent or disabled, any two Vice Presidents may do so. If the President and all the Vice President are absent or disabled, the Secretary may call a special meeting if he or she is requested to do so by two or more Directors.

         Section 6. Participation in Meetings by Directors. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or a committee by means of conference telephone, or by means of similar communications equipment by means of which all persons participating in the meeting can speak and hear each other at the same time and such participation shall constitute presence in person at such meeting.

         Section 7. Notice. Any regular meeting of the Board of Directors may be held without notice, if the date, hour and place of such meeting have been fixed by the Board of Directors. Except as provided in the preceding sentence, notice of each regular or special meeting of the Board of Directors, stating the date, hour and place thereof, shall be given by the Secretary to each Director (a) not less than seventy-two (72) hours before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each Director at the address designated by him or her for such purpose (or, if none is designated, at his or her last known address) or (b) not less than twenty-four (24) hours before the meeting by (i) delivering the same to each Director personally, (ii) sending the same by facsimile or other electronic transmission to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address) or (iii) delivering the notice to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address). Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. The notice of any regular meeting of the Board of Directors need not specify the purpose or purposes for which the meeting is called, except as provided in Section 5 of this Article I and as provided in these Bylaws.

         Section 8. Quorum. At least five members must be present in order to conduct a Board meeting. This minimum number constitutes a "quorum" but less than a quorum shall have the power to adjourn from time to time until the next regular meeting.


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         Section 9. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable law, the Restated Organization Certificate or by these Bylaws.

         Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

         Section 11. Vacancies. All vacancies in the office of Director, including newly created Directorships resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, although less than a quorum of the Board of Directors, or by a majority vote of the stockholders. A Director elected to fill a vacancy shall be elected to serve for the balance of the unexpired term and a Director elected to fill a vacancy to be filled by reason of an increase in the number of Directors shall be elected to serve for the balance of the unexpired term of the class to which such Director is elected.

         Section 12. Compensation. Directors, as such, may receive compensation for their services, including a stated retainer. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of standing, special or temporary committees, as such, may receive compensation for their services, including a stated retainer, as the Board of Directors may determine. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of committees.

         Section 13. Presumption of Assent. A Director of the Savings Bank who is present at a meeting of the Board of Directors at which action on any Savings Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Savings Bank within five days after the date on which a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 14. Emergency Authority. In the event there shall occur an acute emergency resulting from a hostile attack, as defined in Article 7 of the New York State Defense Emergency Act, which shall be of such severity as to prevent the conduct and management of the affairs and business of the Savings Bank by its Directors and officers as otherwise provided in these Bylaws, any three or more available members of the then-incumbent Executive Committee shall constitute an emergency Board of Directors which shall have the power, subject to limitations prescribed in Article 7 of the New York State Defense Emergency Act, by a majority of such persons present, to take any and every action which may be necessary to meet the exigencies of the acute emergency and to enable the Savings Bank to conduct its business during such period, including the relocation

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elsewhere of any office of the Savings Bank which shall be unable to function because of the acute emergency. If during the period of acute emergency there shall be no Executive Committee, or a minimum of three members of the then incumbent Executive Committee shall not be available, then and in that event such other available Directors as may be needed to obtain the minimum of three members shall serve on the emergency Board of Directors.

         During a period of acute emergency resulting from a hostile attack, the emergency management of the Savings Bank shall be in accordance with the powers and limitations contained in the existing provisions of Article 7 of the New York State Defense Emergency Act, and such provisions shall suspend or modify these Bylaws to the extent of any conflict.

         Section 15. Directors Emeriti. The Board may elect annually Emeriti Members of the Board consisting of former Board Members who have been forced to retire upon reaching the mandatory age of seventy (70) years. No Emeriti Member may be elected or serve after their seventy-fifth (75th) birthday. Directors Emeriti must have previously served as members of the Board of Directors. Emeriti Members are entitled to receive notice of all Board Meetings. They may attend Board Meetings but shall not have the right to vote nor shall such position carry with it any of the responsibilities, powers and privileges of the regular members of the Board.

                             ARTICLE IV. COMMITTEES

         Section 1. Majority Vote. The Members of the Committees described in this Article will be designated by a majority vote of the entire Board. Where the President nominates committee members, such nominees shall be approved and elected by a majority vote of the entire Board.

         Section 2. Executive Committee. There will be an Executive Committee consisting of at least five members, all of whom shall be Board Members. At the annual Board meeting the Directors will elect the members to the Executive Committee and the Chairman of the Committee. These elected members will serve until the next annual meeting or until their successors are elected. Except as otherwise limited by law, the Executive Committee will have power to decide all bank matters which need to be decided between regular Board meetings. Their duties also include ensuring that management implements the policies and objectives of the Board. The President will call Executive Committee meetings. If the President is absent or disabled, any two Vice Presidents may do so. If both the President and all the Vice Presidents may do so. If both the President and all the Vice Presidents are absent or disabled, any two committee members may do so. In order to conduct an Executive Committee meeting, at least five members must be present (called a "Quorum"). Any member of the Executive Committee may participate in a meeting of that Committee by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. A committee member who participates in a meeting by such means will be regarded as present person at the meeting. The Executive Committee will keep a record of all business transacted at its meetings and will report all such business to the Board of Directors at the first regular meeting following each Executive Committee meeting. If a vacancy occurs among the Executive Committee members between annual

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Board meetings, the Board upon nomination by the President, upon nomination by the President will elect a replacement.

         Section 3. The Appraisal and Loan Committee. The Board of Directors may establish an Appraisal and Loan Committee which will consist of nine members. The President may from time to time designate two or more committee members to serve as a sub-committee for the purpose of appraising, inspecting, or reappraising any real estate in which the Bank has or may have some business interest. A Director Emeriti shall be eligible to be an appraiser for the bank as well as any active member of the Board. Members of this Committee may be removed at any time by the Board with or without good cause. The Committee will have the authority to approve and make real estate mortgage loans, home modernization loans, home equipment loans, over-draft loans and checking accounts, all other loans which by law the Bank can make. The Committee will report its actions at the first regular meeting of the Board after any action is taken. The ultimate responsibility of asset quality rests with the Appraisal and Loan Committee. Their duty is to maximize the return on investments without sacrificing the quality of the Bank's loan portfolio. The Committee ensures that credit is extended in the communities serviced by the bank in compliance with the Community Reinvestments Act and Fair Housing Laws. The Committee will provide guidelines to management regarding the types of credit products offered, lending authority and limits for management and will oversee appraisal by outside vendors. The Committee will review collection procedures, foreclosing and charge-off determinations and collateral requirements.

         Section 4. Investment Committee. The Board of Directors may establish an Investment Committee consisting of the President, ______ Board members and Executive Vice President, if there is an elected Executive Vice President, who may be removed from the committee by the Board with or without good cause. This committee will have authority to buy and sell securities for the Bank. It will report its actions at the first regular meeting of the Board after any action is taken.

         Section 5. Audit Committee. The Board of Directors will establish an Audit Committee consisting of not less than four Directors elected by the Board at the annual meeting. The Board of Directors will also from this Committee elect a Chairman whose term of office will be at least one year. Once in every calendar year, this Committee will examine the records and affairs of the Bank to determine the Bank's true financial condition. The Committee will make this examination in keeping with the provisions of the banking law regarding such examinations. The Audit Committee has a duty to ensure that the audit function is in place, is performing adequately and is meeting the objectives of the Bank. They have a duty to verify the reliability of information presented by management an to ensure compliance with regulations. Their purpose is to safeguard the assets of the Bank and to ensure the prudent use of the Bank's resources. They are responsible for determining if goals have been accomplished and to control the budgetary process. Through interaction with the Bank's independent auditors their duty is to detect material errors or irregularities that exist in the Bank and to oversee their correction.


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         Section 6. Personnel Committee. Personnel Committee shall consist of seven members. At the annual meeting in each year it shall present to the Board its recommendations as to the salaries of the officers, employees, directors fees and committee fees for the ensuing year. The committee shall also review personnel and serve as a search committee for new officers. The duty of the Personnel Committee is the recruitment and retention of competent staff and management to ensure that the Bank operates in a safe and sound matter. The Committee will provide for management succession and will set levels of compensation and benefits and establish codes of conduct for bank employees.

         Section 7. The Re-Inspection Committee. It is the responsibility of the Re-inspection Committee to monitor the collateral of the Bank's mortgage portfolio to prevent potential losses to limit credit risk. The Committee will inspect the collateral securing problem loans or loans with a high loan to value ratio in times of declining market values. The Committee will make recommendations to the Board for the establishment of specific reserves if they feel there may be the possibility of a loss to the Bank due to a deterioration in the collateral.

         Section 8. Special Committees. From time to time the Board may establish special committees to serve whatever purposes the President or the Board may consider necessary and shall further have the right to eliminate or add any other general committees.

         Section 9. Advisory Boards. The Board may establish Advisory Boards to the Board of Directors. Such Advisory Boards will generally be representatives of a particular geographical area. Membership on such Advisory Boards will be at the discretion of the Board of Directors and each such Advisory Board Member will be elected to such a position on an annual basis. Such advisory boards may elect a Chairman with the approval of the Board of Directors. Such Boards will have the powers and duties as assigned by the Board of Directors.

                               ARTICLE V. OFFICERS

         Section 1. Terms of Office. The Board of Directors at its annual meeting shall elect a President, two or more Vice Presidents, a Secretary, a Treasurer and an Auditor. The Board of Directors may from time to time elect such additional officers as it may determine. The Board may establish a ranking order and alternative titles for these elected officers. Each officer is elected for one year or until a successor is elected and qualifies. Any officer may be elected to more than one office except that no one person may be President and Secretary at the same time. If any officer mentioned in this section is not elected at the Annual Meeting, the Board may elect a person to fill that office at any regular meeting during the year or at a special meeting called for the purpose. The Board will elect officers to fill any vacancies which may occur between the annual meetings.

         Section 2. The President. The President is the Chief Executive Officer of the Bank and has general charge and supervision of the Bank's affairs, officers, and employees, subject to the direction of the Board of Trustees and the Executive Committee. The President, if present, shall preside at all meetings of the Executive Committee. The President, if present, shall preside at all meetings of

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the Executive Committee. He or she shall have the power to execute and deliver all documents requiring the official seal of the Bank. When necessary, the President may change the duties of any of the officers and employees of the Bank.

         Section 3. Vice Presidents. The Vice President(s) will have the powers and duties set forth in these By-Laws or assigned to them by the Board or the President.

         Section 4. Attorney. The Bank's Attorney will have the powers and duties set forth in these By-Laws or assigned to him or her by the Board or the President.

         Section 5. Secretary. The Secretary will have the powers and duties set forth in these By- Laws or assigned to him or her by the Board or the President.

         Section 6. Treasurer. The Treasurer will have the powers and duties set forth in these By- Laws or assigned to him or her by the Board or the President.

         Section 7. Auditor. The Auditor will examine the accounts, records and transactions of the Bank as required by the Board or the Boards' Audit Committee. The Auditor will also perform any other duties prescribed in an audit program approved by the Board. The Auditor is free to examine any department or section of the Bank without previously consulting any officer in that department or section. The Auditor must keep a record of the dates of audits and a summary of audit findings and must make periodic comprehensive reports to the Board or to the Audit Committee. These reports may include suggestions and recommendations which seem appropriate to the Auditor.

         Section 8. Other Officers. All other officers will have the powers and duties set forth in these By-Laws or assigned to them by the Board or the President.

         Section 9. Officers Holding Two or More Offices. Any two or more offices may be held by the same individual, except that neither the Chairman of the Board nor the President may also hold the office of Secretary, and the Auditor may not hold any other office.

         Section 10. Duties of Officers May be Delegated. In case of the absence or disability of any officer of the Savings Bank or in case of a vacancy in any office or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, except as otherwise provided by applicable law or these Bylaws, may temporarily delegate the powers or duties of any officer to any other officer or to any Director.

         Section 10. Other Officers. All other officers will have the powers and duties set forth in these By-Laws or assigned to them by the Board or the President.


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                        ARTICLE VI. SIGNATURE ON CHECKS,
                              DOCUMENTS AND DRAFTS

         Section 1. Withdrawals from Depositors. Bank monies or securities deposited with any designated depository may be withdrawn only by checks, drafts or other orders signed by officers or employees of the Bank who are specifically authorized to do so by the Board.

         Section 2. Mortgages and Real Estate. The President, and one or more other officers whom the Board authorizes may execute and deliver, in the regular course of the Bank's business, all instruments relating to mortgages or real estate in which the Bank has an interest or relating to other matters as authorized by the Board.


                      ARTICLE VII. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the Board of Directors and approved by the NYSBD. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Savings Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Savings Bank as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Savings Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner for all purposes.


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                      ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Savings Bank shall be as fixed by the Board of Directors. The Savings Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                              ARTICLE X. DIVIDENDS

         Subject to the terms of the Savings Bank's Restated Organization Certificate, the New York Banking Law, the regulations of the NYSBD and other applicable law, the Board of Directors may, from time to time, declare, and the Savings Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE XI. CORPORATE SEAL

         The Board of Directors shall provide a Savings Bank seal, which shall be two concentric circles between which shall be the name of the Savings Bank. The year of incorporation or an emblem may appear in the center.


                       ARTICLE XII. RULES AND REGULATIONS

         Section 1. Banking Hours. The Board or officers authorized by the Board will determine what days and hours the Bank will be open for business.

         Section 2. Rules and Regulations. The Board may make other appropriate rules and regulations provided they are not contrary to federal or state law or these By-Laws.

         Section 3. Loss of Passbook. If a bank book is lost or cannot otherwise be produced by the depositor, the Bank may issue a new bank book. Before doing so, the Bank may require the depositor to provide evidence of the loss or reasons for the unavailability and require the depositor to furnish security or identification to the Bank. The kind of evidence and security may be determined by an officer or branch manager.

         Section 4. Withdrawals. Money can be drawn by depositors as a matter of right only on sixty days' notice to an officer of their intention to withdraw it. The Bank may, however, allow money to be withdrawn without such notice, and shall not by doing so be deemed to have waived its rights to such notice and time of payment in all subsequent cases.


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                  ARTICLE XIII - INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

         Section 1. The Bank will indemnify any present or former Director (including a former Trustee), officer or employee to the extent permitted or required by law. The right to be indemnified will extend to the beneficiaries and legal representatives of each person entitled to be indemnified. The right to be indemnified shall apply regardless of any other rights to which the Director (including a former Trustee), officer or employee or his or her beneficiaries or legal representatives may be entitled. This provision establishes a contract right which may be enforced by any person covered.


                             ARTICLE XIV. AMENDMENTS

         These Bylaws may be amended in a manner consistent with the New York Banking Law, the regulations of the NYSBD and other applicable law at any time by a majority vote of the Whole Board of Directors, or by the affirmative vote of at least 80% of the votes eligible to be cast by the shareholders of the Savings Bank at any legal meeting.





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